Merix Corporation Announces Third Quarter 2009 Results

BEAVERTON, OR -- (Marketwire - April 08, 2009) - Merix Corporation (NASDAQ: MERX) today announced consolidated financial results for the third quarter of fiscal 2009 ended February 28, 2009.

The Company reported a net loss of $32.7 million or $1.54 per diluted share on revenue of $60.7 million for the third quarter of fiscal 2009, which compares to a net loss of $6.1 million or $0.29 per diluted share on revenue of $76.9 million in the second quarter of fiscal 2009.

Included in the fiscal 2009 third quarter loss was a non-cash impairment charge of $20.5 million or $0.97 per diluted share for goodwill recorded on the 2005 acquisition of our Asian business and $1.8 million of $0.09 per diluted share of severance and other restructuring charges associated with our recent cost reduction activities.

During the third quarter of fiscal 2009 the Company generated $10.3 million of cash from operations and ended the quarter with $19.1 million of cash and cash equivalents, representing a $7.6 million increase from the second quarter of the fiscal year.

Commenting on the recent third quarter performance, Michael D. Burger, President and Chief Executive Officer, said, "Like most businesses today, the printed circuit board market has been severely affected by the global recession. Despite the decline in revenues, we were able to generate good third quarter cash flows through improvements in days sales outstanding and inventory turns as well as the collection of Chinese value added tax refunds. Further, we continued to reduce our costs through selective actions, many of which were made near the end of the third quarter and are anticipated to have a greater benefit in the fourth fiscal quarter, which ends in May."

On a sequential basis, third quarter 2009 revenue decreased 21% when compared to the second quarter of fiscal 2009. This decline was due in part to a 34% decrease in sales to the automotive end market caused by a sharp global decrease in automobile sales.

Mr. Burger continued, "Despite the economic slowdown we believe we are maintaining market share and beginning to win new projects in a number of larger customer programs. Further, I am pleased with how our employees and managers are responding to the market challenges by continuing to build upon the process improvements made over the last 18 months. In fact, Merix' factories continue to execute exceptionally well and we continue to improve on-time-delivery, factory yields and product quality. Although difficult to predict, based on recent booking trends, our backlog at end of the third quarter and other market data, we anticipate fourth quarter revenues to stabilize and remain relatively flat when compared to the third quarter of fiscal 2009."

Merix' overall gross margins averaged 1.4% of revenue for the third quarter of fiscal 2009 compared to 8.4% and 7.8% in the third quarter of fiscal 2008 and second quarter of fiscal 2009, respectively. The margin declines were primarily caused by lower fixed cost absorption resulting from decreased production volumes and lower revenue. Gross margins tend to be heavily influenced by fluctuations in revenues due to the fixed cost nature of the production processes.

Operating expenses, exclusive of impairment and restructuring charges, totaled $9.4 million in the third quarter of fiscal 2009 compared to $10.8 million and $9.2 million in the third quarter of fiscal 2008 and second quarter of fiscal 2009, respectively. Third quarter 2009 operating expenses included a $0.3 million increase in the allowance for doubtful accounts to recognize increased risk associated with the current economic environment.

As noted earlier, the Company evaluated its goodwill and other long lived assets for impairment. As a result of management's third quarter impairment analysis the Company recognized a non-cash charge of $20.5 million to write-down goodwill in our Asia business segment to zero.

Conference Call and Webcast Information

Merix will conduct a conference call and live webcast Wednesday, April 8, 2009 at 2:00 p.m. PT. Management will discuss third quarter fiscal 2009 financial results, provide a qualitative discussion regarding our business outlook and comment further on the strategic direction of the Company. To access the webcast, log on to www.merix.com.

An online replay of the webcast will be available at 5:00 pm PT on April 8, 2009 and a telephone replay will be available from 4:00 pm PT on April 8, 2009 until 11:59 pm PT on Wednesday, April 15, 2009 by calling (320) 365-3844, access code 993471.

About Merix

Merix is a leading manufacturer of technologically advanced, multilayer, rigid printed circuit boards for use in sophisticated electronic equipment. Merix provides high-performance materials, quick-turn prototype, pre-production and volume production services to its customers. Principal markets served by Merix include communications and networking, computing and peripherals, test, industrial and medical, defense and aerospace, and automotive end markets in the electronics industry. Additional corporate information is available on the internet at www.merix.com

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 relating to the Company's business operations and prospects, including statements related to estimates of financial results for future reporting periods that are made pursuant to the safe harbor provisions of the federal securities laws. These forward-looking statements, which may be identified by the inclusion of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "goals" and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change. Actual results may differ materially from the forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: our ability to control or pass through increases in the cost of raw materials and supplies; changes in customer order levels, product mix and inventory build-up; lower than expected or delayed sales; ability to successfully restructure Merix Asia and complete the related capital and technology expansion; the ability to successfully and timely integrate the operations of Merix Asia; continued availability of our line of credit facility or sources of additional capital; the ability to successfully restructure Merix Oregon; fluctuations in demand for products and services of the Company, including quick-turn and premium services; foreign currency risk; the introduction of new products or technologies by competitors; the ability to avoid unanticipated costs, including costs relating to product quality issues and customer warranty claims; pricing and other competitive pressures in the industry from domestic and global competitors; all other risks inherent in foreign operations such as increased regulatory complexity and compliance cost and greater political and economic instability; our ability to fully utilize our assets and control costs; our ability to retain or attract employees with sufficient know-how to conduct our manufacturing processes and maintain or increase our production output and quality; and other risks listed from time to time in the Company's filings with the Securities and Exchange Commission or otherwise disclosed by the Company, including those set forth in the Company's Annual Report on Form 10-K for the year ended May 31, 2008 and Form 10-Q for the second quarter ended November 29, 2008. Merix Corporation does not undertake to update any such factors or to publicly announce developments or events relating to the matters described herein.

                            MERIX CORPORATION
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (in thousands, except earnings per share data)
                                (Unaudited)

                           Fiscal quarter ended         Nine months ended
                     -------------------------------  --------------------
                     February   November   March 1,   February   March 1,
                     28, 2009   29, 2008     2008     28, 2009     2008
                     ---------  ---------  ---------  ---------  ---------
Net sales:           $  60,721  $  76,900  $  94,275  $ 228,248  $ 291,083
Cost of sales           59,845     70,865     86,351    211,063    262,593
                     ---------  ---------  ---------  ---------  ---------
Gross profit               876      6,035      7,924     17,185     28,490
Gross margin               1.4%       7.8%       8.4%       7.5%       9.8%

Operating expenses:
  Engineering              500        697        337      1,760      1,287
  Selling, general
   and administrative    8,395      7,989      9,930     26,086     32,161
  Amortization of
   intangible assets       472        520        527      1,512      1,785
  Impairment and
   severance charges    22,342      1,089     14,640     22,904     15,861
                     ---------  ---------  ---------  ---------  ---------
    Total operating
     expenses           31,709     10,295     25,434     52,262     51,094
                     ---------  ---------  ---------  ---------  ---------
  Operating income
   (loss)              (30,833)    (4,260)   (17,510)   (35,077)   (22,604)
Other expense, net      (1,050)    (1,029)     3,914     (3,268)     1,744
                     ---------  ---------  ---------  ---------  ---------
Loss before income
 taxes and minority
 interests             (31,883)    (5,289)   (13,596)   (38,345)   (20,860)
Provision for income
 taxes                     628        693       (511)     2,049        445
                     ---------  ---------  ---------  ---------  ---------
Loss before minority
 interests             (32,511)    (5,982)   (13,085)   (40,394)   (21,305)
Minority interests         155        106        269        507        707
                     ---------  ---------  ---------  ---------  ---------
Net loss             $ (32,666) $  (6,088) $ (13,354) $ (40,901) $ (22,012)
                     =========  =========  =========  =========  =========

Diluted net loss per
 share               $   (1.54) $   (0.29) $   (0.63) $   (1.95) $   (1.05)
                     =========  =========  =========  =========  =========

Diluted shares used
 in per share
 calculations           21,170     20,945     21,079     20,957     21,002
                     =========  =========  =========  =========  =========

                            MERIX CORPORATION
                         SUPPLEMENTAL INFORMATION
            NET SALES, GROSS PROFIT & GROSS MARGIN BY SEGMENT
                              (in thousands)
                                (Unaudited)

                           Fiscal quarter ended         Nine months ended
                     -------------------------------  --------------------
                     February   November   March 1,   February   March 1,
                     28, 2009   29, 2008     2008     28, 2009     2008
                     ---------  ---------  ---------  ---------  ---------
Net sales:
  Oregon             $  22,964  $  29,431  $  41,151  $  89,638  $ 133,057
  San Jose               5,843      6,720      7,485     20,237     24,650
                     ---------  ---------  ---------  ---------  ---------
    North America       28,807     36,151     48,636    109,875    157,707
  Asia                  31,914     40,749     45,639    118,373    133,376
                     ---------  ---------  ---------  ---------  ---------
    Total net sales  $  60,721  $  76,900  $  94,275  $ 228,248  $ 291,083
                     =========  =========  =========  =========  =========

Gross profit:
  Oregon             $  (2,356) $     768  $   2,200  $   2,261  $  12,534
  San Jose                 (30)       716      1,206      2,001      4,056
                     ---------  ---------  ---------  ---------  ---------
    North America       (2,386)     1,484      3,406      4,262     16,590
  Asia                   3,262      4,551      4,518     12,923     11,900
                     ---------  ---------  ---------  ---------  ---------
    Total gross
     profit          $     876  $   6,035  $   7,924  $  17,185  $  28,490
                     =========  =========  =========  =========  =========

Gross margin:
  Oregon                 -10.3%       2.6%       5.3%       2.5%       9.4%
  San Jose                -0.5%      10.7%      16.1%       9.9%      16.5%
                     ---------  ---------  ---------  ---------  ---------
    North America         -8.3%       4.1%       7.0%       3.9%      10.5%
  Asia                    10.2%      11.2%       9.9%      10.9%       8.9%
                     ---------  ---------  ---------  ---------  ---------
    Total gross
     margin                1.4%       7.8%       8.4%       7.5%       9.8%
                     =========  =========  =========  =========  =========

                            MERIX CORPORATION
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                              (in thousands)

                                                  (Unaudited)
                                                  February 28,
                                                      2009     May 31, 2008
                                                  ------------ ------------
Assets:
Cash and short-term investments                   $     19,084 $      5,728
Accounts receivable, net                                45,699       73,153
Inventories, net                                        16,213       23,631
Assets held for sale                                         4        1,477
Deferred income taxes                                       75           75
Prepaid and other current assets                         4,684       12,961
                                                  ------------ ------------
  Total current assets                                  85,759      117,025

Property, plant and equipment, net                     101,015      103,012
Goodwill                                                11,392       31,794
Intangible assets, net                                   7,352        8,866
Deferred income taxes                                      773          885
Assets held for sale                                     1,146            -
Other assets                                             4,732        5,859
                                                  ------------ ------------
  Total assets                                    $    212,169 $    267,441
                                                  ============ ============

Liabilities and Shareholders' Equity:
Accounts payable                                  $     37,262 $     59,789
Accrued liabilities                                     14,712       15,783
                                                  ------------ ------------
  Total current liabilities                             51,974       75,572

Long-term debt                                          78,000       70,000
Other long-term liabilities                              3,751        3,522
                                                  ------------ ------------
  Total liabilities                                    133,725      149,094
                                                  ------------ ------------

Minority interests                                       3,849        4,573
Shareholders' equity                                    74,595      113,774
                                                  ------------ ------------
  Total liabilities and shareholders' equity      $    212,169 $    267,441
                                                  ============ ============

                            MERIX CORPORATION
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                              (in thousands)
                                (Unaudited)

                                Fiscal quarter ended    Nine months ended
                                --------------------  --------------------
                                Feb. 28,    Mar. 1,   Feb. 28,    Mar. 1,
                                  2009       2008       2009       2008
                                ---------  ---------  ---------  ---------
Cash flows from operating
 activities:
  Net loss                      $ (32,666) $ (13,354) $ (40,901) $ (22,012)
    Net adjustments to
     reconcile loss to net cash
     provided by operating
     activitities:
      Depreciation and
       amortization                 5,697      5,235     16,822     16,231
      Other non-cash items         20,969      7,383     22,381     10,052
    Changes in working capital     16,258      4,778     25,044      4,004
                                ---------  ---------  ---------  ---------
      Net cash provided by
         operating activities      10,258      4,042     23,346      8,275

Cash flows from investing
 activities:
  Purchases of property, plant
   and equipment                   (3,288)    (7,679)   (18,132)   (19,749)
  Proceeds from disposal of
   property, plant and
   equipment                          362          -        961         23
  Net changes in investments            -          -          -      9,025
                                ---------  ---------  ---------  ---------
      Net cash used in
         investing activities      (2,926)    (7,679)   (17,171)   (10,701)

Cash flows from financing
 activities:
  Principal payments on
   long-term borrowings                 -     (2,500)         -     (2,500)
  Principal payments on capital
   lease obligations                    -          -          -       (438)
  Net borrowings on revolving
   line of credit                   1,017          -      8,000          -
  Other financing activities, net    (748)      (104)      (819)    (1,386)
                                ---------  ---------  ---------  ---------
      Net cash used in financing
       activities                     269     (2,604)     7,181     (4,324)
                                ---------  ---------  ---------  ---------

Net change in cash and cash
 equivalents                        7,601     (6,241)    13,356     (6,750)

Cash and cash equivalents
  Beginning of period              11,483     16,666      5,728     17,175
                                ---------  ---------  ---------  ---------
  End of period                 $  19,084  $  10,425  $  19,084  $  10,425
                                =========  =========  =========  =========

                         SUPPLEMENTAL INFORMATION
            NET SALES STATISTICS AND SHARE BASED COMPENSATION
                              (in thousands)
                                (Unaudited)

                                             Three months ended
                                  ----------------------------------------
                                  February 28,  November 29,    March 1,
                                      2009          2008          2008
                                  ------------  ------------  ------------
Net Sales by End Markets:
   Communications & Networking    $24,917   41% $29,664   39% $40,402   43%
   Automotive                      11,511   19%  17,449   23%  17,520   19%
   Computing & Peripherals          4,725    8%   5,984    8%   9,681   10%
   Test, Industrial and Medical     7,153   12%   9,366   12%   9,753   10%
   Defense & Aerospace              5,998   10%   7,299    9%   6,534    7%
   Other                            6,417   10%   7,138    9%  10,385   11%
                                  -------  ---  -------  ---  -------  ---
                                  $60,721  100% $76,900  100% $94,275  100%
                                  =======  ===  =======  ===  =======  ===

Net Sales by Type:
   Quick-Turn & Premium           $ 9,959   16% $13,158   17% $20,378   22%
   Full Lead Time                  50,762   84%  63,742   83%  73,897   78%
                                  -------  ---  -------  ---  -------  ---
                                  $60,721  100% $76,900  100% $94,275  100%
                                  =======  ===  =======  ===  =======  ===

Top 5 Customers (as % of net
 sales)                                37%           36%           35%
                                  =======       =======       =======

Current Period Change in Average
 Pricing Compared to:                               Three months ended
                                                --------------------------
                                                November 29,    March 1,
                                                    2008         2008
                                                ------------  ------------
   Oregon                                             4%           13%
   San Jose                                          -2%           -1%
   Asia                                               3%           10%
                                                ------------  ------------
      Consolidated                                    4%            3%
                                                ============  ============

Current Period Change in Unit Volumes
 Compared to:                                       Three months ended
                                                --------------------------
                                                November 29,    March 1,
                                                    2008         2008
                                                ------------  ------------
   Oregon                                           -25%          -51%
   San Jose                                         -12%          -21%
   Asia                                             -24%          -37%
                                                ------------  ------------
      Consolidated                                  -24%          -38%
                                                ============  ============

                                        Nine months ended
                                  ----------------------------
                                  February 28,
                                      2009       March 1, 2008
                                  -------------  -------------
Net Sales by End Markets:
   Communications & Networking    $ 93,357   41% $122,909   42%
   Automotive                       48,373   21%   58,583   20%
   Computing & Peripherals          17,294    8%   26,065    9%
   Test, Industrial and Medical     26,938   12%   32,022   11%
   Defense & Aerospace              20,520    9%   18,827    7%
   Other                            21,766    9%   32,677   11%
                                  --------  ---  --------  ---
                                  $228,248  100% $291,083  100%
                                  ========  ===  ========  ===

Net Sales by Type:
   Quick-Turn & Premium           $ 41,096   18% $ 67,767   23%
   Full Lead Time                  187,152   82%  223,316   77%
                                  --------  ---  --------  ---
                                  $228,248  100% $291,083  100%
                                  ========  ===  ========  ===

Top 5 Customers (as % of net
 sales)                                 38%            34%
                                  ========       ========

Current Period Change in Average
 Pricing Compared to:                             Nine months
                                                     ended
                                                 -------------
                                                 March 1, 2008
                                                 -------------
   Oregon                                               5%
   San Jose                                            11%
   Asia                                                10%
                                                 -------------
      Consolidated                                     -3%
                                                 =============

Current Period Change in Unit Volumes
 Compared to:                                     Nine months
                                                     ended
                                                 -------------
                                                 March 1, 2008
                                                 -------------
   Oregon                                             -37%
   San Jose                                           -24%
   Asia                                               -19%
                                                 -------------
      Consolidated                                    -20%
                                                 =============

Merix Investor Relations Contact:
Allen Muhich
Vice President - Finance
& Corporate Controller
503.716.3700